Exhibit 99.1

NEWS	FOR FURTHER INFORMATION

FOREST OIL CORPORATION	CONTACT: PATRICK J. REDMOND

707 17th STREET, SUITE 3600

DIRECTOR - INVESTOR RELATIONS

DENVER, COLORADO 80202	303.812.1441

FOR IMMEDIATE RELEASE

FOREST OIL ANNOUNCES SUCCESSFUL TEST

RESULTS IN ITALY

DENVER, COLORADO — October 15, 2007 - Forest Oil Corporation (NYSE:FST) (Forest or the Company) today announced that it has tested a second discovery well and an additional zone in the initial discovery well in the Monte Pallano Area located in Central Italy.  The second discovery well tested 8 MMcfe/d without fracture stimulation.  The flow rate was limited by on-site test equipment.  The initial discovery well has now tested at a total rate of 14 MMcfe/d after the perforation of an additional zone.  The combined test rate of the two wells is 22 MMcfe/d without fracture stimulation. Forest is now working to obtain approval to construct pipelines and facilities and bring both wells on production which is currently expected to occur in the first half of 2009.  Forest holds a 90% working interest in approximately 8,000 net acres in the Monte Pallano Area.  The evaluation of the acreage surrounding these wells is currently underway to identify future drilling locations.  In addition to this acreage, Forest has 282,000 net acres in Italy located primarily in the Po Valley.

H. Craig Clark, President and CEO, stated, “While Italy is considered a “Flyer Asset” within our portfolio and therefore not included in Forest’s Onshore North American low-risk development, repeatable play strategy, it furthers Forest’s value capture initiative from its international assets that was started in August 2003.  Forest will evaluate all opportunities surrounding its Italian discovery at Monte Pallano and continue to move through the permitting approvals to bring this production on-line into the Italian natural gas marketplace which we believe is starved for domestic supply.”

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Forest assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas.

These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in reports that Forest files with the Securities and Exchange Commission (SEC), including its 2006 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Also, the financial results of Forest’s foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest’s actual results and plans to differ materially from those in the forward-looking statements.

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Forest Oil Corporation is engaged in the acquisition, exploration, development, and production of natural gas and crude oil in North America and selected international locations.  Forest’s principal reserves and producing properties are located in the United States in Arkansas, Colorado, Louisiana, New Mexico, Oklahoma, Texas, Utah, and Wyoming, and in Canada.  Forest’s common stock trades on the New York Stock Exchange under the symbol FST.  For more information about Forest, please visit its website at www.forestoil.com.

October 15, 2007